Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Hexion Inc. of our report dated March 10, 2015 relating to the financial statements and financial statement schedule of Hexion Inc. and of our report dated March 10, 2015 relating to the financial statements of Hexion International Holdings Cooperatief U.A., both of which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

April 29, 2015